Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-150238 on Form S-3 of Western Refining, Inc. of our report dated March 1, 2007, relating to the financial statements of Giant Industries, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations in 2005 and to the adoption of Statement of Financial Accounting Standards No. 158, Employers Accounting for Defined Benefit Plans and Other Post-retirement Benefits, an Amendment of FASB Statements No. 87, 88, 106, and 132(R) in 2006), appearing in the Current Report on Form 8-K/A of Western Refining, Inc., dated August 16, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Phoenix, AZ
March 13, 2009